Exhibit 10.3

WALKER & DUNLOP, INC.

2010 EQUITY INCENTIVE PLAN

PERFORMANCE STOCK UNIT AGREEMENT

Walker & Dunlop, Inc., a Maryland corporation (the “Company”), hereby grants performance stock units relating to shares of its common stock, par value $0.01 per share (the “Stock”) to the Participant named below, subject to the achievement of performance goals and vesting conditions set forth in the attached Performance Stock Unit Agreement (the “Agreement”). Additional terms and conditions of the grant are set forth on this cover sheet to the Agreement and in the Agreement and the Company’s 2010 Equity Incentive Plan (as amended from time to time, the “2010 Plan”).

Participant Name:

Grant Date:

Threshold Number of Performance Stock Units:

Target Number of Performance Stock Units:

Maximum Number of Performance Stock Units:

By your signature below, you agree to all of the terms and conditions described in the Agreement and in the 2010 Plan, copies of which will be provided on request. You acknowledge that you have carefully reviewed the 2010 Plan, and agree that the 2010 Plan will control in the event any provision of this cover sheet or Agreement should appear to be inconsistent.

Participant:		Date:
(Signature)

Company:		Date:
(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument.

WALKER & DUNLOP, INC.

2010 EQUITY INCENTIVE PLAN

PERFORMANCE STOCK UNIT AGREEMENT

Performance Stock Units

This Agreement evidences an award of performance stock units in the number set forth on the cover sheet and subject to the terms and conditions set forth in the Agreement and the 2010 Plan (the “Performance Stock Units”).

Subject to satisfaction of the time-based vesting requirement set forth below, the number of shares of Stock, if any, that may be issued pursuant to the terms of this Agreement will be calculated based on the attainment, as determined by the Committee, of the performance goals described in Exhibit A to this Agreement (the “Performance Goals”) over the period beginning on                        and ending on                        (the “Performance Period”), which number of shares of Stock may be equal to all or a portion, including none, of the Maximum Number of Performance Stock Units set forth on the cover sheet. If the Performance Goals are not achieved during the Performance Period, you will forfeit all of your unvested Performance Stock Units as of the end of the Performance Period, except as otherwise provided in this Agreement.

Performance Stock Unit Transferability

Your Performance Stock Units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Performance Stock Units be made subject to execution, attachment or similar process. If you attempt to do any of these things, you will immediately forfeit your Performance Stock Units.

Vesting

Your Performance Stock Units will vest on the date the Committee certifies the achievement of the Performance Goals following the close of the Performance Period (the “Certification Date”), and subject to your continued Service from the Grant Date through the Certification Date, but only to the extent that the Performance Goals have been satisfied. Promptly following the completion of the Performance Period (and no later than 75 days following the end of the Performance Period), the Committee will review and certify in writing (i) whether, and to what extent, the Performance Goals for the Performance Period have been achieved, and (ii) the number of Performance Stock Units that will vest. Such certification will be final, conclusive and binding. Notwithstanding the foregoing or anything in this Agreement to the contrary, the Committee reserves the right to adjust the number of Performance Stock Units that will vest based on the achievement of the Performance Goals downward, including to zero, in its sole discretion. You will forfeit to the Company all of the unvested Performance Stock Units to the extent the specified Performance Goals have not been achieved, as determined by the Committee, effective as of the Certification Date.

Vesting upon Termination of Service

Death or Disability. If your Service terminates during the Performance Period as a result of your death or Disability, your Performance Stock Units will vest as to the Target Number of Performance Stock Units set forth on the cover sheet on the effective date of your termination of Service. If your Service terminates following the end of the Performance Period but prior to the Certification Date, your Performance Stock Units will vest to the extent that the Performance Goals have been satisfied as if your Service had not terminated, effective as of the Certification Date.

Termination without Cause or for Good Reason. If your Service terminates prior to the Certification Date because of your involuntary termination of Service by the Company without Cause or your voluntary termination for Good Reason (as defined below), you will vest in a pro rata portion of the Performance Stock Units that vest to the extent that the Performance Goals have been satisfied as if your Service had not terminated, which pro rata portion will be calculated by multiplying the total number of the Performance Stock Units that vest based on actual performance by a fraction, the numerator of which equals the number of days that you provided Service during the Performance Period and the denominator of which equals the total number of days in the Performance Period, effective as of the Certification Date.

Other Terminations. If, prior to the Certification Date, you incur a termination of Service for any reason other than those specified above, whether voluntary or involuntary and prior to a Change in Control, you will forfeit to the Company all of the unvested Performance Stock Units on the date of your termination of Service.

For purposes of this Agreement, unless otherwise provided in an applicable agreement with the Company, “Good Reason” for termination will mean, without your consent: (i) the assignment to you of substantial duties or responsibilities inconsistent with your position at the Company, or any other action by the Company that results in a substantial diminution of your duties or responsibilities other than any such reduction that is remedied by the Company within 30 days of receipt of written notice thereof from you; (ii) a requirement that you work principally from a location that is 35 miles further from your residence than your principal place of employment as of the Date of Grant; (iii) a ten percent or greater reduction in your aggregate base salary and other compensation (including any target bonus amount and/or retirement plan, welfare plans and fringe benefits) taken as a whole, excluding any reductions caused by the failure to achieve performance targets; or (iv) any material breach by the Company of your employment agreement, if any. Good Reason will not exist pursuant to any subsection in the foregoing sentence unless (A) you have delivered written notice to the Company within 90 days of the occurrence of the event constituting Good Reason, and (B) the Company fails to remedy the circumstances giving rise to your notice within 30 days of receipt of notice. In addition, you must terminate your employment for Good Reason at a time agreed reasonably with the Company, but in any event within 150 days from the occurrence of the event constituting Good Reason. For purposes of Good Reason, the Company will be defined to include any successor to the Company that has assumed the obligations of the Company through merger, acquisition, stock purchase, asset purchase or otherwise.

Change in Control

Notwithstanding the vesting schedule set forth above, upon the consummation of a Change in Control during the Performance Period, you will vest in a number of Performance Stock Units equal to the greater of (i) the number of Performance Stock Units that would vest based on pro rata actual performance of the Performance Goals as of a date reasonably proximal to the date of the consummation of the Change in Control, as determined by the Committee in its sole discretion, and that level of performance will be treated as achieved immediately prior to the Change in Control, or (ii) the Target Number of Performance Stock Units set forth on the cover sheet. Notwithstanding the foregoing, if the Company achieves Return on Equity (as defined below) during the Performance Period of [          ], as of a date reasonably proximal to the date of the consummation of the Change in Control, as determined by the Committee in its sole discretion, the Maximum Number of Performance Stock Units will vest.

For purposes of this agreement “Return on Equity” means the Company’s net income, as reported in the Company’s audited financial statements, divided by the average common stockholders’ equity, determined in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Net income and average common stockholders’ equity will be adjusted to exclude any amounts that are generally required to be reported separately under U.S. GAAP as Extraordinary Items (as described in Exhibit A).

Delivery

Delivery of the shares of Stock represented by your vested Performance Stock Units will be made as soon as practicable after the date on which your Performance Stock Units vest and, in any event, by no later than March 15th of the calendar year after your Performance Stock Units vest.

Evidence of Issuance

The issuance of the shares of Stock with respect to the Performance Stock Units will be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry, registration or issuance of one or more share certificates.

Withholding

In the event that the Company or an Affiliate determines that any federal, state, local or foreign tax or withholding payment is required relating to this grant of Performance Stock Units, or the issuance of shares of Stock with respect to this grant, the Company or an Affiliate will have the right to (i) require you to tender a cash payment, (ii) deduct from payments of any kind otherwise due to you, (iii) permit or require you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares of Stock to be delivered in connection with the Performance Stock Units to satisfy withholding obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding obligations directly to the Company or an Affiliate, or (iv) withhold the delivery of vested shares of Stock otherwise deliverable under this Agreement to meet such obligations; provided that the shares of Stock so withheld will have an aggregate Fair Market Value not exceeding the minimum amount of tax required to be withheld by applicable law.

Notice and Non-Solicitation

The following notice and non-solicitation provisions will apply to you unless you have entered into an applicable employment agreement with the Company or any Affiliate that has more restrictive notice and non-solicitation provisions (in which case, the more restrictive provisions in such employment agreement will apply).

You agree as a condition of this grant that in the event you decide to leave the Company or an Affiliate for any reason, you will provide the Company or the Affiliate with 30 days’ prior notice of your departure (during which period, in the Company’s or its Affiliate’s sole discretion, you may be placed on paid leave) and you will not commence employment with anyone else during that period. For a period of 90 days following the termination of your employment for any reason, you will not directly or indirectly solicit any employees of the Company or its Affiliates for employment, or encourage any employee to leave the Company or an Affiliate.

Retention Rights

This Agreement and the grant of Performance Stock Units evidenced by this Agreement do not give you the right to be retained by the Company or any Affiliate in any capacity. Unless otherwise specified in an employment or other written agreement between the Company or any Affiliate, as applicable, and you, the Company or any Affiliate, as applicable, reserves the right to terminate your service with the Company or an Affiliate at any time and for any reason.

Stockholder Rights	You do not have any of the rights of a stockholder with respect to the Performance Stock Units unless and until the Stock relating to the Performance Stock Units has been delivered to you.

Clawback

The Performance Stock Units are subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to any Company “clawback” or recoupment policy that requires the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and you are subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or you knowingly engaged in the misconduct, were grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or were grossly negligent in failing to prevent the misconduct, you will reimburse the Company the amount of any payment in settlement of the Performance Stock Units earned or accrued during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The 2010 Plan

The text of the 2010 Plan is incorporated into this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the 2010 Plan, and have the meaning set forth in the 2010 Plan.

This Agreement and the 2010 Plan constitute the entire understanding between you and the Company regarding this grant of Performance Stock Units. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Data Privacy

To administer the 2010 Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes to such information, other appropriate personal and financial data about you such as your contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the 2010 Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data.

Disclaimer of Rights

The grant of Performance Stock Units under this Agreement will in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to you. You will have no rights under this Agreement or the 2010 Plan other than those of a general unsecured creditor of the Company. Performance Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the 2010 Plan and this Agreement.

Code Section 409A

The grant of Performance Stock Units under this Agreement is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Section 409A. Notwithstanding anything to the contrary in the 2010 Plan or this Agreement, neither the Company, its Affiliates, the Board nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Section 409A and neither the Company, its Affiliates, the Board nor the Committee will have any liability to you for such tax or penalty.

To the extent that the Performance Share Units constitute “deferred compensation” under Section 409A, a termination of Service occurs only upon an event that would be a “separation from service” within the meaning of Section 409A. If, at the time of your separation from service, (1) you are a “specified employee” within the meaning of Section 409A, and (2) the Company makes a good faith determination that an amount payable on account of your separation from service constitutes deferred compensation (within the meaning of Section 409A), the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A to avoid taxes or penalties under Section 409A (the “Delay Period”), then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it in a lump sum on the first business day after the Delay Period (or upon your death, if earlier), without interest. Each installment of Performance Share Units that vest under this Agreement (if there is more than one installment) will be considered one of a series of separate payments for purposes of Section 409A.

By signing this Agreement, you agree to all of the terms and conditions described above and in the 2010 Plan.